Exhibit No.  21.1


                               TELTRONICS, INC.

                                 SUBSIDIARIES




                             TTG ACQUISITION CORP.
                         2150 Whitfield Industrial Way
                            Sarasota, Florida 34243

                                   (100%)



                                AT SUPPLY, INC.
                       4703 Shavano Oak Drive, Suite 104
                           San Antonio, Texas 78249

                                    (80%)



                         INTERACTIVE SOLUTIONS, INC.
                        2150 Whitfield Industrial Way
                           Sarasota, Florida 34243

                                    (85%)



                              TELTRONICS/SRX, INC.
                        2150 Whitfield Industrial Way
                            Sarasota, Florida 34243

                                    (100%)